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                                                                  Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the LMIC, Inc. 2003 Stock Option Plan and 250,000 shares of the common stock issuable pursuant to the Agent Representation and Confidentiality Agreement dated August 7, 2003 of our report dated March 24, 2003 on the financial statements of Cheshire Distributors, Inc. (now known as LMIC, Inc.) appearing in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2002.

/s/  WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
August 28, 2003


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